Void after June 1, 2010 Warrant No. SC-01 2005

This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933. This Warrant and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. This Warrant and such shares may not be transferred except upon the conditions specified in this Warrant, and no transfer of this Warrant or such shares shall be valid or effective unless and until such conditions shall have been complied with.

LIGHTPATH TECHNOLOGIES, INC.

COMMON STOCK PURCHASE WARRANT

LightPath Technologies, Inc. (the "Company"), having its principal office at 2603 Challenger Tech Ct., Suite 100, Orlando, Florida 32826 hereby certifies that, for value received, Shadow Capital, LLC, or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after March 1, 2006 (the "Initial Exercisable Date") and before 5:00 P.M., New York City time, on June 1, 2010, or as extended in accordance with the terms hereof (the "Expiration Date"), 133,320 fully paid and non-assessable shares of Common Stock of the Company, at the initial Purchase Price per share (as defined below) of $4.30. The number and character of such shares of Common Stock and the Purchase Price per share are subject to adjustment as provided herein.

Background. The Company agreed to issue this warrant to purchase an aggregate of 133,320 shares of Common Stock (subject to adjustment as provided herein) in connection with the Company's private placement of 35 units ("Units"), each Unit consisting of (i) 10,000 shares of Common Stock and (ii) warrant rights entitling the Holders thereof to purchase 4,000 shares of Common Stock at $4.30 per share (the "Warrants").

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

The term "Company" includes the Company and any corporation which shall succeed to or assume the obligations of the Company hereunder. The term "corporation" shall include an association, joint stock company, business trust, limited liability company or other similar organization.

The term "Common Stock" includes all stock of any class or classes (however designated) of the Company, authorized upon the Original Issue Date or thereafter, the Holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the Holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

The term "Convertible Securities" means (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities.

The term "Exchange Act" means the Securities Exchange Act of 1934 as the same shall be in effect at the time.

The term "Excluded Stock" shall mean shares of Common Stock issued or issuable by the Corporation (i) to employees, directors or consultants pursuant to any equity compensation plan approved by the Company's stockholders, including all existing equity plans for the benefit of employees, (ii) to bona fide leasing companies, strategic partners, or major lenders, (iii) as the purchase price in a bona fide acquisition or merger (including reasonable fees paid in connection therewith) or (iv) upon issuance upon conversion or exercise of the Warrants or other Convertible Securities outstanding on the date hereof.

The term "Fair Market Value" shall mean the fair market value of assets or securities as reasonably determined by the Board of Directors of the Corporation in good faith in accordance with generally accepted accounting principles.

The term "Holder" means any record owner of Warrants or Underlying Securities.

The term "Nasdaq" means the Nasdaq SmallCap Market or Nasdaq Stock Market.

The "Original Issue Date" means June 1, 2005.

The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

The term "Purchase Price per share" means $4.30 per share, as adjusted from time to time in accordance with the terms hereof.

The terms "registered" and "registration" refer to a registration effected by filing a registration statement in compliance with the Securities Act, to permit the disposition of Common Stock (or Other Securities) issued or issuable upon the exercise of the Warrants, and any post-effective amendments and supplements filed or required to be filed to permit any such disposition.

The term "Securities Act" means the Securities Act of 1933 as the same shall be in effect at the time.

The term "Underlying Securities" means any Common Stock or Other Securities issued or issuable upon exercise of Warrants.

The term "Warrant" means, as applicable, this Warrant or each right as set forth in this Warrant to purchase one share of Common Stock, as adjusted.

1. Registration, etc. The Holder shall have the rights to registration of Underlying Securities issuable upon exercise of this Warrant that are set forth in the Investor Rights Agreement, dated the Original Issue Date, among the Company and the Holders (the "Investor Rights Agreement").

2. Sale or Exercise Without Registration. If, at the time of any exercise, transfer or surrender for exchange of a Warrant or of Underlying Securities previously issued upon the exercise of Warrants, such Warrant or Underlying Securities shall not be registered under the Securities Act, the Company may require, as a condition of allowing such exercise, transfer or exchange, that the Holder or transferee of such Warrant or Underlying Securities, as the case may be, furnish to the Company from counsel reasonably satisfactory to the Company an opinion in form and substance reasonably satisfactory to the Company, to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act, provided that the disposition thereof shall at all times be within the control of such Holder or transferee, as the case may be, and provided further that nothing contained in this Section 2 shall relieve the Company from complying with any registration obligation pursuant to the Investor Rights Agreement.

3. Exercise of Warrant.

3.1. Exercise in Full. Subject to the provisions hereof, this Warrant may be exercised in full by the Holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its principal office accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant by the Purchase Price per share, after giving effect to all adjustments through the date of exercise.

3.2. Partial Exercise. Subject to the provisions hereof, this Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section 3.1 except that the amount payable by the Holder upon any partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated by the Holder in the subscription at the end hereof by (b) the Purchase Price per share. Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder in the subscription at the end hereof.

3.3. Exercise by Surrender of Warrant or Shares of Common Stock. Except during any period when (i) a Registration Statement under the Investor Rights Agreement (as defined therein) is effective covering all Underlying Securities or (ii) during any Suspension (as defined in the Investor Rights Agreement), in addition to the method of payment set forth in Sections 3.1 and 3.2 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering shares of Common Stock, this Warrant or other securities issued by the Company in the manner and at the place specified in Section 3.1 as payment of the aggregate Purchase Price per share for the Warrants to be exercised. The number of Warrants or shares of Common Stock to be surrendered in payment of the aggregate Purchase Price for the Warrants to be exercised shall be determined by multiplying the number of Warrants to be exercised by the Purchase Price per share, and then dividing the product thereof by an amount equal to the Market Price (as defined below) . The number of shares of Common Stock or such other securities to be surrendered in payment of the aggregate Purchase Price for the Warrants to be exercised shall be determined in accordance with the preceding sentence as if the other securities had been converted into Common Stock immediately prior to exercise or, in the case the Company has issued other securities which are not convertible into Common Stock, at the Market Price thereof.

3.3. Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be (i) if the principal trading market for such securities is an exchange, the average of the high reported sale prices per share for the last ten (10) previous trading days in which a sale was reported, as officially reported on any consolidated tape, (ii) if the principal market for such securities is the over-the-counter market, the average of the high reported sale prices per share on such trading days as set forth by Nasdaq or, (iii) if the security is not quoted on Nasdaq, the average of the high sale prices per share on such trading days as set forth in the National Quotation Bureau sheet listing such securities for such days. Notwithstanding the foregoing, if there is no reported high sale price, as the case may be, reported on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be the average of the high bid and asked prices for such days; and if there is no reported high bid and asked prices, as the case may be, reported on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

3.5. Company to Reaffirm Obligations. The Company will, at the time of any exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights (including, without limitation, any right to registration of the Underlying Securities) to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such Holder any such rights. Otherwise, any other rights of the Holder pursuant to this Warrant shall terminate when this Warrant has been fully exercised.

3.6. Certain Exercises. If an exercise of a Warrant or Warrants is to be made in connection with a registered public offering or sale of the Company, such exercise may, at the election of the Holder, be conditioned on the consummation of the public offering or sale of the Company, in which case such exercise shall not be deemed effective until the consummation of such transaction.

3.7 Representations of Holder. Holder will, at the time of any exercise of this Warrant and as a condition to such exercise, affirm in writing to the Company that Holder is acquiring the Underlying Shares issuable upon the exercise of this Warrant for investment for Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that Holder would constitute an "underwriter" under the Securities Act, other than pursuant to an effective registration statement under the Securities Act. Holder acknowledges that the Underlying Securities may not be sold by Holder without registration under the Securities Act or an exemption therefrom.

4. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three business days thereafter, the Company at its own expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock or Other Securities to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Market Price of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 5 or otherwise.

5. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time after the Original Issue Date the holders of Common Stock (or, if applicable, Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor

(i) other or additional stock or other securities or property (other than cash) by way of dividend, or

(ii) any cash paid or payable (including, without limitation, by way of dividend), or

(iii) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, then, and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 3, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (ii) and (iii) of this Section 5(a)) which such Holder would hold on the date of such exercise if on the Original Issue Date such Holder had been the Holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the Original Issue Date to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (ii) and (iii) of this Section 5(a)) receivable by such Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 6 and 7 hereof. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, the Purchase Price per share shall be increased, and the number of shares of Common Stock purchasable under this Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

6. Reorganization, Consolidation, Merger, etc. In case the Company after the Original Issue Date shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Holder of this Warrant, upon the exercise hereof as provided in Section 3 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall be entitled to receive (and the Company shall be entitled to deliver), in lieu of the Underlying Securities issuable upon such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 7 hereof. The Company shall not effect any such reorganization, consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to each Holder the shares of stock, cash, other securities or assets to which, in accordance with the foregoing provisions, each Holder may be entitled to and all other obligations of the Company under this Warrant. In any such case, if necessary, the provisions set forth in this Section 6 with respect to the rights thereafter of the Holders shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any Other Securities or assets thereafter deliverable on the exercise of the Warrants.

7. Intentionally omitted.

8. Further Assurances. The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding.

9. Accountants' Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of the Warrants, the Company at its expense will promptly cause the Company's regularly retained auditor to compute such adjustment or readjustment in accordance with the terms of the Warrants and review a letter from the Company to the Holders setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, and the number of shares of Common Stock outstanding or deemed to be outstanding, in accordance with procedures agreed upon by the Company and the Holders as provided for under AICPA Professional Standards Section AT-20. The Company will forthwith mail a copy of each such letter to each Holder.

10. Notices of Record Date, etc. In the event of

(a) any taking by the Company of a record of its stockholders for the purpose of determining the stockholders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

(b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company.

then and in each such event the Company will mail or cause to be mailed to each Holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the Holders of record of Underlying Securities shall be entitled to exchange their shares of Underlying Securities for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the date therein specified.

11. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants.

12. Listing on Securities Exchanges; Registration; Issuance of Certain Securities.

12.1. In furtherance and not in limitation of any other provision of this Warrant, if the Company at any time shall list any Common Stock on any national securities exchange or Nasdaq, the Company will, at its expense, simultaneously list on such exchange or Nasdaq, upon official notice of issuance upon the exercise of the Warrants, and maintain such listing of all shares of Common Stock from time to time issuable upon the exercise of the Warrants; and the Company will so list on any national securities exchange or Nasdaq, will so register and will maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on such national securities exchange or Nasdaq by the Company.

12.2. The Company shall not issue any (a) Convertible Securities or similar securities that contain a provision that provides for any change or determination of the applicable conversion price, conversion rate, or exercise price (or a similar provision which might have a similar effect) based on the Market Price or any other determination of the market price or value of the Company's securities or any other market based or contingent standard; provided that the Company shall not be barred from agreeing to customary weighted average anti-dilution provisions, or (b) any preferred stock, debt instruments or similar securities or investment instruments providing for (i) preferences or other payments substantially in excess of the original investment by purchasers thereof or (ii) dividends, interest or similar payments other than dividends, interest or similar payments computed on an annual basis and not in excess, directly or indirectly, of the lesser of a rate equal to (A) twice the interest rate on 10 year US Treasury Notes and (B) 20%.

13. Exchange of Warrants. Subject to the provisions of Section 2 hereof, upon surrender for exchange of any Warrant, properly endorsed, to the Company, as soon as practicable (and in any event within three business days) the Company at its own expense will issue and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

14. Redemption.

14.1. Commencing on the Initial Exercise Date, the Company may, on ten (10) business days' prior written notice, redeem all the Warrants at five cents ($.05) per Warrant, provided however, that before any such call for redemption of Warrants can take place the closing sale price of the Common Stock as quoted on Nasdaq or, if such shares are not quoted on Nasdaq, on the principal market on which such shares shall then be trading, shall have, for each of the ten (10) consecutive trading days ending on the third (3rd) day prior to the date on which the notice contemplated by (b) and (c) below is given, equaled or exceeded $6.45 per share (subject to adjustment in the event of any stock splits or other similar events as provided in Section 5 hereof); provided that the Company shall not have the right to give notice of redemption or to redeem the Warrants unless a Registration Statement under the Investor Rights Agreement covering all the Underlying Securities shall be effective at the time of the notice and the Redemption Date, as defined below.

14.2. The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, which shall in no event be less than ten (10) business days after the date of mailing of such notice, (iii) the place where the Warrant shall be delivered and the redemption price shall be paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

14.3. Any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. The redemption price payable to the Holders shall be mailed to such persons at their addresses of record.

15. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

16. Warrant Agent. The Company may, by written notice to each Holder of a Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing Common Stock (or Other Securities) upon the exercise of the Warrants pursuant to Section 3, exchanging Warrants pursuant to Section 13, redeeming warrants pursuant to Section 14, and replacing Warrants pursuant to Section 15, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

17. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

18. Negotiability, etc. Subject to Section 2 above, this Warrant is issued upon the following terms, to all of which each Holder or owner hereof by the taking hereof consents and agrees:

(a) subject to the provisions hereof, title to this Warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

(b) subject to the foregoing, any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

(c) until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

19. Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or by overnight delivery service, at such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company.

20. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is being delivered in the State of Florida and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

21. Assignability. Subject to Section 2 hereof, this Warrant is fully assignable at any time.

Dated: June 1, 2005

LIGHTPATH TECHNOLOGIES, INC.

By: /s/ Robert Burrows

Robert Burrows

Chief Financial Officer

Attest: /s/ Kenneth Brizel

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: LIGHTPATH TECHNOLOGIES, INC.

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, shares of Common Stock of LightPath Technologies, Inc. (the "Exercise Shares"), and herewith makes payment therefor:

(i) of $ * or

(ii) by surrender of the number of Warrants included in the within Warrant required for full exercise pursuant to Section 3.3 of the Warrant,

and requests that the certificates for the Exercise Shares be issued in the name of, and delivered to, ___________________, whose address is _______________________. The undersigned is acquiring the Exercise Shares issuable upon the exercise of this Warrant for investment for Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that the undersigned would constitute an "underwriter" under the Securities Act, other than pursuant to an effective registration statement under the Securities Act. The undersigned acknowledges that the Exercise Shares may not be sold by the undersigned without registration under the Securities Act or an exemption therefrom.

Dated: _______________________

________________________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

_________________________________________

(Address)

* Insert here the required payment for number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

FORM OF ASSIGNMENT

(To be signed only upon transfer of Warrant)

For value received, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ of Common Stock of LightPath Technologies, Inc. to which the within Warrant relates, and appoints ___________________________________ Attorney to transfer such right on the books of LightPath Technologies, Inc. with full power of substitution in the premises. The Warrant being transferred hereby is the Warrant issued by LightPath Technologies, Inc. as of June 1, 2005 to purchase an aggregate of 133,320 shares of Common Stock.

Dated:_______________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

(Address)

Signature guaranteed by a Bank

or Trust Company having its

principal office in New York City

or by a Member Firm of the New

York or American Stock Exchange